QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.40

RELOCATION EXPENSE AGREEMENT

        This Relocation Expense Agreement (the "Agreement") is made and entered into on October 28, 2005 (the "Effective Date"), between Conceptus, Inc. (the "Company") and Ulric Coté ("Employee").

RECITALS

        A.    Employee is presently employed by the Company.

        B.    In connection with the Company's relocation of its offices, the Employee has determined it would be necessary for the Employee sell his primary residence and purchase a residence closer to the Company's new offices (the "Relocation").

        C.    The Company desires to reimburse the Employee for expenses related to the Relocation as an incentive for Employee to remain in the employment of the Company.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

        1.    Relocation Expenses.    In connection with the Relocation, the Company shall reimburse the Employee for any Expenses (as defined below) and shall make a Gross-Up Payment (as defined below), up to an aggregate of $230,000 (the "Relocation Bonus"). In the event the Expenses and the Gross-Up Payment do not equal an aggregate of at least $230,000, the remainder (the "Mortgage Pool") shall, at the sole discretion of the Company's Chief Executive Officer, be paid to the Employee on a monthly basis, in an amount equal to the difference between the Employee's average monthly mortgage payment on the Employee's current primary residence, for the 12 months prior to the Relocation, and the Employee's average monthly mortgage payment on the Employee's new residence for the 6 months following the Relocation; provided however, that the monthly payment of the Mortgage Pool to the Employee as set forth herein, may be adjusted by the Company's Chief Executive Officer. For the purposes of this Agreement, "Expenses" shall mean (i) any closing costs incurred by the Employee related to the sale of the Employee's primary residence in connection with the Relocation, including but not limited to broker and agent costs, title searches, title insurance, etc., (ii) any closing costs incurred by the Employee related to the purchase by the Employee of a new primary residence after the Relocation, and (iii) any relocation expenses involved in the Employee's changing of primary residences related to the Relocation. For the purposes of this Agreement, "Gross-Up Payment" shall mean a tax "gross-up" payment with respect to any payment made to Employee or on his behalf for the amount of the Expenses paid to him that constitutes taxable income to him, sufficient to provide that after payment of taxes on such payment, together with any taxes on such gross-up payment, he shall retain an amount equal to the Expenses. Any Gross-Up Payment shall be calculated assuming the Employee is subject to the maximum applicable tax rate in respect of which such payment is being made.

        2.    Reimbursement.    Employee acknowledges and agrees that the Company will be irreparably harmed if his employment with the Company terminates prior to the second anniversary of the date of the Relocation. Therefore, in such event, Employee agrees to pay to the Company, as liquidated damages, the amount of the Relocation Bonus and the Mortgage Pool received by the Employee (the "Benefits"), less an amount equal to the product of the Benefits, and a fraction, the numerator of which is equal to the number of months the Employee remained employed by the Company after the Relocation, and the denominator of which is equal to twenty four (24).

        3.    Severance Benefits.    This Agreement shall not affect Employee's eligibility or entitlement to receive benefits under any severance, change of control or similar agreement with the Company.

        4.    Other Rights and Agreements.    This Agreement does not create any employment rights not specifically set forth herein with respect to Employee. The Employee's employment remains at-will and can be terminated by the Company at any time and for any reason, with or without cause. This Agreement contains the entire understanding of the Company and Employee with respect to the subject matter hereof.

        5.    Amendment.    This Agreement may be amended or revised only by written agreement signed by an authorized officer of the Company and Employee.

        6.    Applicable Law.    This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

[Signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Conceptus, Inc.
/s/ MARK M. SIECZKAREK Mark M. Sieczkarek President and Chief Executive Officer

"EMPLOYEE"
/s/ ULRIC COTÉ Ulric Coté

QuickLinks

  Exhibit 10.40
RELOCATION EXPENSE AGREEMENT
RECITALS